Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279345

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 21, 2024)

ATLANTICUS HOLDINGS CORPORATION

Up to $100,000,000 of

7.625% Series B Cumulative Perpetual Preferred Stock

(Liquidation Preference of $25.00 Per Share)

and/or

9.25% Senior Notes due 2029

We entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”), on August 26, 2024, under which we may offer and sell, from time to time, up to $100,000,000 of shares of our 7.625% Series B Cumulative Perpetual Preferred Stock, no par value per share (the “Series B Preferred Stock”), and/or aggregate principal amount of our 9.25% Senior Notes due 2029 (the “Notes,” and together with the Series B Preferred Stock, the “Offered Securities”).

Sales of the Offered Securities, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific amount of the Offered Securities, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution.”

The Offered Securities will be offered and sold through the Agent over a period of time and from time to time. Under the Sales Agreement, the Agent will be entitled to compensation equal to 2.0% of the gross proceeds of Offered Securities sold through it as our agent. In connection with the sale of the Offered Securities on our behalf, the Agent may be deemed to be an “underwriter” with the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. See “Plan of Distribution.” There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

7.625% Series B Cumulative Perpetual Preferred Stock

The up to $100,000,000 of shares of Series B Preferred Stock (and/or aggregate principal amount of Notes) that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of and is fungible with the 3,300,704 shares of Series B Preferred Stock outstanding (the “Initial Series B Preferred Stock”). The Series B Preferred Stock will have terms identical to the Initial Series B Preferred Stock and will have the same CUSIP number as and will vote together with the Initial Series B Preferred Stock immediately upon issuance. The Initial Series B Preferred Stock and the Series B Preferred Stock (when issued) are listed on The NASDAQ Global Select Market (“Nasdaq”) under the symbol “ATLCP.” The last reported sale price on Nasdaq per share of Initial Series B Preferred Stock on August 23, 2024 was $23.08.

The liquidation preference of each share of Series B Preferred Stock is $25.00. We will pay cumulative distributions on the Series B Preferred Stock in the amount of $1.90625 per share each year, which is equivalent to 7.625% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears, on or about the 15th day of March, June, September and December of each year (or, if not on a business day, on the next succeeding business day).

Generally, we may not redeem the Series B Preferred Stock until June 11, 2026, and except as described below upon the occurrence of a Delisting Event or Change of Control (each as defined herein), as applicable. On or after June 11, 2026, we may, at our option, redeem the shares of the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series B Preferred Stock, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. If we exercise any of our redemption rights relating to the Series B Preferred Stock, the holders of Series B Preferred Stock will not have the conversion right described below.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined herein), we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the shares of Series B Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock equal to the lesser of:

●

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

●	1.29702 (i.e., the “Share Cap”), subject to certain adjustments;

subject, in each case, to the conditions described in this prospectus supplement, including, under specified circumstances, an aggregate cap on the total number of shares of common stock issuable upon conversion and to provisions for the receipt of alternative consideration. See “Description of Series B Preferred Stock—Conversion Rights.”

The Series B Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into shares of common stock in connection with a Delisting Event or Change of Control by the holders of the Series B Preferred Stock. Holders of Series B Preferred Stock generally have no voting rights, but have limited voting rights if we fail to pay dividends for six or more quarters (whether or not declared or consecutive) and in certain other events.

9.25% Senior Notes due 2029

The up to $100,000,000 of aggregate principal amount of Notes (and/or shares of Series B Preferred Stock) that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of and is fungible with the $117,250,000 aggregate principal amount of 9.25% Senior Notes due 2029 (the “Initial Notes”). The Notes will have terms identical to the Initial Notes and will have the same CUSIP number as and will vote together with the Initial Notes immediately upon issuance. The Initial Notes and the Notes (when issued) are listed on Nasdaq under the symbol “ATLCZ.” The last reported sale price on Nasdaq per $25.00 principal amount of Initial Notes on August 23, 2024 was $25.39.

Interest on the Notes is paid quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, and at maturity. The Notes will mature on January 31, 2029. We may redeem the Notes for cash in whole or in part at any time at our option. Prior to January 31, 2026, the redemption price will be $25.00 per $25.00 principal amount of Notes, plus a “make-whole” premium calculated as described herein, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Thereafter, we may redeem the Notes (i) on or after January 31, 2026 and prior to January 31, 2027, at a price equal to $25.50 per $25.00 principal amount of Notes, (ii) on or after January 31, 2027 and prior to January 31, 2028, at a price equal to $25.25 per $25.00 principal amount of Notes, and (iii) on or after January 31, 2028, at a price equal to $25.00 per $25.00 principal amount of Notes, plus (in each case noted above) accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption.” The Notes will be issued in denominations of $25.00 and in integral multiples in excess thereof.

The Notes are our general unsecured obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, and rank senior in right of payment to our future subordinated indebtedness, if any. The Notes are effectively subordinated in right of payment to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and the Notes are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries (excluding any amounts owed by such subsidiaries to the Company).

Additional Information

Delivery of the Offered Securities in book-entry form only through The Depository Trust Company will be made on or about the next trading day following the date of purchase.

Investing in the Offered Securities involves risks. See the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and page 2 of the accompanying base prospectus to read about factors you should consider before buying the Offered Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is August 26, 2024.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in the prospectus is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying base prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States (“U.S.”) who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the U.S. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein or therein are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying base prospectus or the documents we incorporate by reference herein or therein were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Atlanticus,” “we,” “us,” “our” and similar terms refer to Atlanticus Holdings Corporation and its subsidiaries and references in this prospectus supplement to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of Atlanticus Holdings Corporation.

S-i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

You should carefully review and consider the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which is incorporated by reference into this prospectus, and any other documents that we have filed or will file with the SEC and are incorporated herein by reference. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. You should not place undue reliance on these statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements reflect the views of our senior management with respect to our financial performance, operations and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” or the negative and similar statements of a future or forward-looking nature may identify forward-looking statements. These forward-looking statements address matters that involve risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in these statements. These factors include, among others, those set forth in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in the other documents that we have filed or may file with the SEC. There also are other factors that we may not describe, generally because we currently do not perceive them to be material, which could cause actual results to differ materially from our expectations. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in the Offered Securities is appropriate for you.

THE COMPANY

We are a financial technology company powering more inclusive financial solutions for everyday Americans. We leverage data, analytics, and innovative technology to unlock access to financial solutions for the millions of Americans who would otherwise be underserved. According to data published by Experian, 40% of Americans had FICO® scores of less than 700. We believe this equates to a population of over 100 million everyday Americans in need of access to credit. These consumers often have financial needs that are not effectively met by larger financial institutions. By facilitating appropriately priced consumer credit and financial service alternatives with value-added features and benefits curated for the unique needs of these consumers, we endeavor to empower better financial outcomes for everyday Americans.

Currently, within our Credit as a Service (“CaaS”) segment, we apply our technology solutions, in combination with the experiences gained, and infrastructure built from servicing over $40 billion in consumer loans over more than 25 years of operating history, to support lenders in offering more inclusive financial services. These products include private label credit and general purpose credit cards originated by lenders through multiple channels, including retail and healthcare, direct mail solicitation, digital marketing and partnerships with third parties. The services of our bank partners are often extended to consumers who may not have access to financing options with larger financial institutions. Our flexible technology solutions allow our bank partners to integrate our paperless process and instant decisioning platform with the existing infrastructure of participating retailers, healthcare providers and other service providers. Using our technology and proprietary predictive analytics, lenders can make instant credit decisions utilizing hundreds of inputs from multiple sources and thereby offer credit to consumers overlooked by many providers of financing who focus exclusively on consumers with higher FICO scores. Atlanticus’ underwriting process is enhanced by artificial intelligence and machine learning, enabling lenders to make fast, sound decisions when it matters most.

We are principally engaged in providing products and services to lenders in the U.S. and, in most cases, we invest in the receivables originated by lenders who utilize our technology platform and other related services. From time to time, we also purchase receivables portfolios from third parties.

Using our infrastructure and technology, we also provide loan servicing, including risk management and customer service outsourcing, for third parties. Also, through our CaaS segment, we engage in testing and limited investment in consumer finance technology platforms as we seek to capitalize on our expertise and infrastructure.

Within our Auto Finance segment, our CAR subsidiary operations principally purchase and/or service loans secured by automobiles from or for, and also provide floor-plan financing for, a pre-qualified network of independent automotive dealers and automotive finance companies in the buy-here, pay-here used car business. We generate revenues on purchased loans through interest earned on the face value of the installment agreements combined with the accretion of discounts on loans purchased. We generally earn discount income over the life of the applicable loan. Additionally, we generate revenues from servicing loans on behalf of dealers for a portion of actual collections and by providing back-up servicing for similar quality assets owned by unrelated third parties. We offer a number of other products to our network of buy-here, pay-here dealers including our floor-plan financing offering), but the majority of our activities are represented by our purchases of auto loans at discounts and our servicing of auto loans for a fee.

Additional Information

Our principal executive offices are located at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, and our telephone number is (770) 828-2000. Our internet address is www.atlanticus.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the terms of the 7.625% Series B Cumulative Perpetual Preferred Stock, no par value per share (the “Series B Preferred Stock”), see the “Description of Series B Preferred Stock” section of this prospectus supplement. For a more detailed description of the terms of the 9.25% Senior Notes due 2029 (the “Notes,” and together with the Series B Preferred Stock, the “Offered Securities”), see the “Description of the Notes” section of this prospectus supplement.

OVERVIEW

Issuer	Atlanticus Holdings Corporation

Offered Securities	Up to $100,000,000 of shares of our Series B Preferred Stock and/or aggregate principal amount of our Notes.

Manner of Offering

Sales of the Offered Securities, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific amount of the Offered Securities, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Reopening

We reserve the right to re-open the Series B Preferred Stock and the Notes and issue additional securities either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series B Preferred Stock or the Notes. The additional securities would form a single series together with the respective previously-issued securities.

SERIES B PREFERRED STOCK

Ranking	The Series B Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution or winding up:
1)

Senior to all classes or series of our common stock and to all other equity securities issued by us other than any equity securities issued with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock;

2)

Junior to our Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) and any future equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

3)

Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

We will pay cumulative cash dividends on the Series B Preferred Stock, when and as declared by our Board of Directors, in the amount of $1.90625 per share each year, which is equivalent to 7.625% of the $25.00 liquidation preference per share.

Dividends will be payable quarterly in arrears, on or about the 15th day of March, June, September, and December; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends on the Series B Preferred Stock will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Liquidation Preference

The liquidation preference of each share of Series B Preferred Stock is $25.00. Upon liquidation, holders of Series B Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series B Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. See “Description of Series B Preferred Stock—Liquidation Preference” on page S-23 of this prospectus supplement.

Optional Redemption

We may not redeem the Series B Preferred Stock prior to June 11, 2026, except as described below under “Special Optional Redemption.” At any time on or after June 11, 2026, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. We refer to this redemption as an “optional redemption.”

Special Optional Redemption

Upon the occurrence of a Delisting Event, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

For more details (including the definitions of Delisting Event and Change of Control applicable to the Series B Preferred Stock), see “Description of Series B Preferred Stock—Special Optional Redemption.”

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock equal to the lesser of:

●

the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

●	1.29702 (i.e., the Share Cap), subject to certain adjustments;

and subject, in each case, to the conditions described in this prospectus supplement, including, under specified circumstances, an aggregate cap on the total number of shares of our common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock, and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In the event that the conversion would result in the issuance of a fractional share of common stock, we will pay the holder of Series B Preferred Stock cash in lieu of such fractional share.

For the definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date,” “Common Stock Price,” “Delisting Event Conversion Right,” and “Delisting Event Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Delisting Event Conversion Right or Change of Control Conversion Right described above, see “Description of Series B Preferred Stock —Conversion Rights.”

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred Stock does not have any stated maturity date and is not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series B Preferred Stock. Accordingly, the shares of Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem them pursuant to our optional redemption or special optional redemption rights, or they are converted in connection with a Delisting Event or Change of Control.

Limited Voting Rights

Holders of Series B Preferred Stock generally have no voting rights. However, if we do not pay dividends on any outstanding shares of Series B Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series B Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Stock cannot be made without the consent or affirmative vote of holders of two-thirds of the outstanding shares of Series B Preferred Stock, voting as a separate class. See “Description of Series B Preferred Stock—Limited Voting Rights” beginning on page S-30 of this prospectus supplement. In any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall be entitled to one vote.

Listing

The Initial Series B Preferred Stock and the Series B Preferred Stock (when issued) are listed on Nasdaq under the symbol “ATLCP.” The last reported sale price on Nasdaq per share of Initial Series B Preferred Stock on August 23, 2024 was $23.08.

Risk Factors

An investment in the Series B Preferred Stock involves risks. You should carefully consider the discussion of risks in the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and in the documents that are incorporated by reference herein and therein before making an investment decision.

Material Federal Income Tax Considerations	Material federal income tax considerations of purchasing, owning and disposing of the Series B Preferred Stock are summarized in “Material U.S. Federal Income Tax Considerations—Series B Preferred Stock” in this prospectus supplement.

NOTES

MaturityDate	January 31, 2029

Interest

The Notes bear cash interest at an annual rate of 9.25%, payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, and at maturity. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Guarantors	None.

Ranking

The Notes are general unsecured obligations of the Company, and rank equal in right of payment with all of its other existing and future senior unsecured and unsubordinated indebtedness. The Notes rank senior in right of payment to our future subordinated indebtedness, if any. The Notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries (excluding any amounts owed by such subsidiaries to the Company).

The indenture governing the Notes does not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.

Optional Redemption

We may redeem the Notes for cash in whole or in part at any time at our option. Prior to January 31, 2026, the redemption price will be $25.00 per $25.00 principal amount of Notes, plus a “make-whole” premium calculated as described herein, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Thereafter, we may redeem the Notes (i) on or after January 31, 2026 and prior to January 31, 2027, at a price equal to $25.50 per $25.00 principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, (ii) on or after January 31, 2027 and prior to January 31, 2028, at a price equal to $25.25 per $25.00 principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, and (iii) on or after January 31, 2028, at a price equal to $25.00 per $25.00 principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption” for additional details.

Purchase of Notes Upon Delisting Event	Upon the occurrence of a Delisting Event, we must offer to purchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of the purchase. For more details (including the definition of Delisting Event applicable to the Notes), see “Description of The Notes—Purchase of Notes Upon a Delisting Event.”

Sinking Fund	The Notes are not subject to any sinking fund (i.e., no amounts have been set aside by us to ensure repayment of the Notes at maturity).

Events of Default

Events of default generally include (i) failure to pay principal or interest, (ii) failure to observe or perform any other covenant in the Notes or in the indenture, and (iii) certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes—Events of Default.”

Certain Covenants

The indenture that governs the Notes contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes—Covenants.”

No Financial Covenants	The indenture governing the Notes does not contain financial covenants.

Additional Notes

We may from time to time, without the consent of the existing holders, issue additional Notes. Any additional Notes that we may issue may have, the same terms as to status, redemption or otherwise as the Notes offered by this prospectus supplement, except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any such additional Notes may constitute a single fungible series with the Notes offered by this prospectus supplement. If any such additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes—Defeasance” for more information.

Listing

The Initial Notes and the Notes (when issued) are listed on Nasdaq under the symbol “ATLCZ.” The last reported sale price on Nasdaq per $25.00 principal amount of Initial Notes on August 23, 2024 was $25.39.

Form and Denomination	The Notes are issued in book-entry form in denominations of $25.00 and integral multiples in excess thereof. The Notes are represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee	U.S. Bank Trust Company, National Association

Governing Law	The Notes and the indenture governing the Notes are governed by and construed in accordance with the laws of the State of New York.

Risk Factors

An investment in the Notes involves risks. You should carefully consider the discussion of risks in the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and in the documents that are incorporated by reference herein and therein before making an investment decision.

Material Federal Income Tax Considerations	Material federal income tax considerations of purchasing, owning and disposing of the Notes are summarized in “Material U.S. Federal Income Tax Considerations—Notes” in this prospectus supplement.

RISK FACTORS

Investing in the Offered Securities involves risks. Before you make a decision to buy the Offered Securities, in addition to the risks and uncertainties discussed above under “Cautionary Notice Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, together with all other information appearing in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including in our subsequent filings with the SEC that will be incorporated by reference into the prospectus. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of the Offered Securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to this Offering

It is not possible to predict the actual amount of Offered Securities we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley Securities at any time throughout the term of the Sales Agreement. The amount of Offered Securities that are sold through B. Riley Securities after delivering a placement notice will fluctuate based on a number of factors, including the market price of the respective Offered Securities during the sales period, any limits we may set with B. Riley Securities in any applicable placement notice and the demand for our Offered Securities. Because the price of the Offered Securities sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The Offered Securities will be sold in “at the market offerings,” and investors who buy the Offered Securities at different times will likely pay different prices.

Investors who purchase Offered Securities in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and amount of the Offered Securities sold in this offering. In addition, there is no minimum or maximum sales price for the Offered Securities to be sold in this offering. Investors may experience a decline in the value of the Offered Securities they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the market price of the Offered Securities to decline.

The prices of the Offered Securities may fluctuate significantly, and this may make it difficult for you to resell the Offered Securities when you want or at prices you find attractive.

The prices of the Offered Securities on Nasdaq constantly change. We expect that the market prices of the Offered Securities will continue to fluctuate. The market prices of the Offered Securities may fluctuate in response to numerous factors, many of which are beyond our control. These factors include the following:

●	actual or anticipated fluctuations in our operating results;

●	changes in expectations as to our future financial performance, including financial estimates and projections by Atlanticus, securities analysts and investors;

●	the overall financing environment, which is critical to our value;

●	the operating and stock performance of our competitors;

●	announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in interest rates;

●	inflation and supply chain disruptions;

●	the announcement of enforcement actions or investigations against us or our competitors or other negative publicity relating to us or our industry;

●	changes in generally accepted accounting principles in the U.S. ("GAAP"), laws, regulations or the interpretations thereof that affect our various business activities and segments;

●	general domestic or international economic, market and political conditions;

●	changes in ownership by executive officers, directors and parties related to them who control a majority of our common stock;

●	additions or departures of key personnel;

●	future sales of our securities;

●	the annual yield from distributions on the Offered Securities as compared to yields on other financial instruments; and

●	global pandemics (such as the COVID-19 pandemic).

In addition, the stock markets from time to time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading prices of our securities, regardless of our actual operating performance.

Risks Related to the Series B Preferred Stock

The Series B Preferred Stock rank junior to our Series A Convertible Preferred Stock and all of our indebtedness and other liabilities and are effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred Stock only after all of our indebtedness and other liabilities have been paid and the liquidation preference of the Series A Convertible Preferred Stock has been satisfied. The rights of holders of the Series B Preferred Stock to participate in the distribution of our assets rank junior to the prior claims of our current and future creditors, the Series A Convertible Preferred Stock and any future series or class of preferred stock we may issue that ranks senior to the Series B Preferred Stock. Our Articles of Incorporation, as amended (the “Articles of Incorporation”), authorize us to issue up to 10,000,000 shares of preferred stock in one or more series on terms determined by our Board of Directors, and as of the date of this prospectus supplement we have outstanding 400,000 shares of Series A Convertible Preferred Stock and 3,300,704 shares of Series B Preferred Stock. Therefore, as of the date of this prospectus supplement, we may issue up to 6,299,296 additional shares of preferred stock.

In addition, the Series B Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and any future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series B Preferred Stock. If we are forced to liquidate our assets to pay our creditors and holders of our Series A Convertible Preferred Stock, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series B Preferred Stock. We may incur additional indebtedness and become more highly leveraged in the future, harming our financial position and potentially limiting our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our Series B Preferred Stock if we incur additional indebtedness or issue additional preferred stock that ranks senior to the Series B Preferred Stock.

Future offerings of debt or senior equity securities, including the Offered Securities, may adversely affect the market price of the Series B Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to holders of the Series B Preferred Stock. We and, indirectly, our shareholders will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we do not know the amount, timing or nature of any future offerings. Thus holders of the Series B Preferred Stock will bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

We may issue additional shares of the Series B Preferred Stock, including pursuant to this offering, and additional series of preferred stock that rank on a parity with the Series B Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series B Preferred Stock, including pursuant to this offering, and additional series of preferred stock that would rank on a parity with the Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our Articles of Incorporation and the Amended and Restated Articles of Amendment Establishing the Series B Preferred Stock without any vote of the holders of the Series B Preferred Stock. Our Articles of Incorporation authorize us to issue up to 10,000,000 shares of preferred stock in one or more series on terms determined by our Board of Directors, and as of the date of this prospectus supplement we have outstanding 400,000 shares of Series A Convertible Preferred Stock and 3,300,704 shares of Series B Preferred Stock. Therefore, as of the date of this prospectus supplement, we may issue up to 6,299,296 additional shares of preferred stock. The issuance of additional shares of Series B Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the holders of Series B Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series B Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series B Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

In addition, although holders of the Series B Preferred Stock are entitled to limited voting rights, as described in “Description of Series B Preferred Stock—Limited Voting Rights,” with respect to such matters, the holders of the Series B Preferred Stock will vote separately as a class along with all other outstanding series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of the Series B Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. Such issuances may also reduce or eliminate our ability to pay dividends on our common stock.

As a holder of Series B Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of Series B Preferred Stock will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our Articles of Incorporation or Amended and Restated Articles of Amendment Establishing the Series B Preferred Stock (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of Series B Preferred Stock (and other series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series B Preferred Stock, provided that in any event adequate provision for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have any voting rights. See “Description of Series B Preferred Stock—Limited Voting Rights.”

The Series B Preferred Stock has not been rated.

The Series B Preferred Stock has not been rated and may never be rated. It is possible, however, that one or more rating agencies might independently decide to assign a rating to the Series B Preferred Stock or that we may elect to obtain a rating of the Series B Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series B Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for, or the market value of, the Series B Preferred Stock.

Ratings reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency or agencies. Furthermore, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Stock. Ratings do not reflect market prices or the suitability of a security for a particular investor, and any future rating of the Series B Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series B Preferred Stock.

The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over the Company and may discourage a party from taking over the Company.

Upon the occurrence of a Delisting Event or Change of Control (as those terms are defined for the Series B Preferred Stock), holders of the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock into our common stock (or equivalent value of alternative consideration), and under these circumstances we will also have a special optional redemption right to redeem the Series B Preferred Stock. See “Description of Series B Preferred Stock—Conversion Rights” and “—Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $19.275, subject to adjustment, the holders will receive a maximum of 1.29702 shares of our common stock per share of Series B Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series B Preferred Stock. In addition, those features of the Series B Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change of control of the Company under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

Holders of Series B Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Dividends paid to corporate U.S. holders (as defined below in the “Material U.S. Federal Income Tax Considerations” section) on the Series B Preferred Stock may be eligible for the dividends-received deduction, and dividends paid to non-corporate U.S. holders on the Series B Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income.” Dividends generally are distributions by a corporation out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and amounts distributed in excess of current and accumulated earnings and profits first reduce the adjusted tax basis in the stock and any amounts in excess of the adjusted tax basis are treated as capital gains (see discussion in “Material U.S. Federal Income Tax Considerations—Series B Preferred Stock—U.S. Shareholders—Distributions”). Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series B Preferred Stock with respect to any fiscal year fail to be treated as dividends for U.S. federal income tax purposes, corporate U.S. holders would be unable to use the dividends-received deduction and non-corporate U.S. holders may not be eligible for the preferential tax rates applicable to “qualified dividend income” with respect to any portion of the distributions treated as capital gains and generally would be required to reduce their tax basis in the Series B Preferred Stock by the extent to which the distribution is not treated as a dividend. See the “Material U.S. Federal Income Tax Considerations” section for additional information.

You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series B Preferred Stock even though you do not receive a corresponding cash dividend.

The Conversion Rate (as defined in “Description of Series B Preferred Stock—Conversion Rights”) for the Series B Preferred Stock is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a non-U.S. shareholder (as defined in “Material U.S. Federal Income Tax Considerations—Series B Preferred Stock—Non-U.S. Shareholders”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Series B Preferred Stock. In April 2016, the U.S. Treasury issued proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series B Preferred Stock when published in final form and may be applied to us before final publication in certain instances. See “Material U.S. Federal Income Tax Considerations.”

Risks Related to the Notes

We may be able to incur substantially more debt, which could have important consequences to you, and we may be unable to service our debt.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes do not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

●

a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional debt or equity financing in the future;

●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes does not restrict our ability to incur additional indebtedness.

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes does not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries would have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indenture governing the Notes does not prohibit us or our subsidiaries from incurring additional indebtedness in the future or granting liens on our assets or the assets of our subsidiaries to secure any such additional indebtedness. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

●

issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness or other obligations, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore would be structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

●	enter into transactions with affiliates;

●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

●	make investments; or

●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not include any protection against certain events, such as a change of control, a leveraged recapitalization or, except with respect to a Delisting Event, a “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an “Event of Default” under the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

We may not be able to generate sufficient cash to service all of our debt, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance and that of our subsidiaries, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond our control.

We may not maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on, and principal of, our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. We may not be able to refinance any of our indebtedness or obtain additional financing. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those sales, or if we do, at an opportune time, the proceeds that we realize may not be adequate to meet debt service obligations when due. Repayment of our indebtedness, to a certain degree, is also dependent on the generation of cash flows by our subsidiaries (none of which will be guarantors) and their ability to make such cash available to us, by dividend, loan, debt repayment, or otherwise. Our subsidiaries may not be able to, or be permitted to, make distributions or other payments to enable us to make payments in respect of our indebtedness. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable U.S. and foreign legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions or other payments from our subsidiaries, we may be unable to make required payments on our indebtedness.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline.

While a trading market on Nasdaq developed after issuing the Initial Notes, an active trading market for the Notes may not be maintained.

If a market for the Notes is not maintained, it could affect the liquidity and value of the Notes and you may not be able to sell the Notes readily, or at all, or at or above the price that you paid. Thus, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

The trading price of the Notes may fluctuate significantly, and this may make it difficult for you to resell the Notes when you want or at prices you find attractive.

The price of the Initial Notes on Nasdaq constantly changes. We expect the market price of the Notes to continue to fluctuate. The market price of the Notes may fluctuate in response to numerous factors, many of which are beyond our control. The Notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors.

In addition, the markets from time-to-time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading price of the Notes, regardless of our actual operating performance.

We may issue additional Notes.

Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional Notes which may rank equally with the Notes. If any such additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

The rating for the Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Notes.

USE OF PROCEEDS

We may issue and sell the Offered Securities having aggregate gross proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid to the Agent and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the Offered Securities may be up to approximately $97.6 million, after deducting commissions payable to the Agent and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purposes or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

DIVIDEND POLICY

We are committed to paying a regular dividend to shareholders based on our operating performance and availability of cash. However, we have no formal policy regarding dividends and, as such, shareholders cannot make assumptions regarding the possibility of future dividend payments nor the amounts and timing thereof. The declaration of dividends is subject to approval by our Board of Directors and its continuing determination that such declaration of dividends is in the best interests of the Company and its shareholders. Future dividends may be adjusted at the discretion of our Board of Directors based on market conditions and availability of cash. We are not required to pay dividends, and our shareholders will not be guaranteed, or have contractual or other rights to receive, dividends.

DESCRIPTION OF SERIES B PREFERRED STOCK

The following is a summary of the material terms and provisions of the Series B Preferred Stock. The statements below describing our Series B Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Articles of Incorporation, including the Amended and Restated Articles of Amendment Establishing the Series B Preferred Stock, and our Amended and Restated Bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the particular terms of the Series B Preferred Stock supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying base prospectus under “Description of Common Stock and Preferred Stock —Preferred Stock.” For a description of the common stock into which the Series B Preferred Stock is convertible under certain circumstances, see “Description of Common Stock and Preferred Stock—Common Stock” in the accompanying base prospectus.

Offering Overview

The Company’s current authorized capital stock consists of 150,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of the date of this prospectus supplement, the Company had 400,000 shares of Series A Convertible Preferred Stock and 3,300,704 shares of Series B Preferred Stock outstanding (the “Initial Series B Preferred Stock”).

Our Board of Directors may fix the rights, preferences, privileges and restrictions of up to an aggregate of 6,299,296 additional shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series.

The up to $100,000,000 of shares of Series B Preferred Stock that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of and is fungible with the Initial Series B Preferred Stock. The Series B Preferred Stock will have terms identical to the Initial Series B Preferred Stock and will have the same CUSIP number as and will vote together with the Initial Series B Preferred Stock immediately upon issuance.

Ranking

The Series B Preferred Stock rank, as to dividend rights and rights upon liquidation, dissolution or winding-up:

1)	Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series B Preferred Stock;

2)	On parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock;

3)

Junior to the Series A Convertible Preferred Stock and any future equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

4)

Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.90625 per share each year, which is equivalent to 7.625% of the $25.00 liquidation preference per share.

Dividends will be payable quarterly in arrears on or about the 15th day of March, June, September, and December; provided that if any dividend payment date is not a business day, as defined in the Amended and Restated Articles of Amendment Establishing the Series B Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. We refer to each such date as a Dividend Payment Date.

Any dividend, including any dividend payable on the Series B Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series B Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series B Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such authorization, payment or setting apart for payment;

●

the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provide that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock, which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and (ii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any other stock that ranks on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series B Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series B Preferred Stock and all stock that ranks on parity with the Series B Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series B Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series B Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series B Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock, then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series B Preferred Stock rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series B Preferred Stock.

Optional Redemption

The Series B Preferred Stock is not redeemable prior to June 11, 2026, except under the circumstances described below. On or after June 11, 2026, the Series B Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series B Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

In the event we elect to redeem Series B Preferred Stock, notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice will notify the holder of the election to redeem the shares and will state at least the following:

●	the date fixed for redemption thereof, which we refer to as the Redemption Date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

●	the place(s) where holders may surrender certificates, if any, evidencing the Series B Preferred Stock for payment; and

●	that dividends on the shares of Series B Preferred Stock will cease to accumulate on the day prior to the Redemption Date.

On or after the Redemption Date, each holder of Series B Preferred Stock to be redeemed that holds a certificate other than through DTC book entry described below must present and surrender the certificates evidencing the shares of Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date (unless we default in payment of the redemption price):

●	all dividends on the shares designated for redemption in the notice will cease to accumulate;

●

all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and

●	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Special Optional Redemption

During any period of time (whether before or after June 11, 2026) that both (i) the Series B Preferred Stock are no longer listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right described above), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption, no fewer than 30 days nor more than 60 days before the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of our Series B Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock to be redeemed;

●	the place(s) where holders may surrender certificates, if any, evidencing the Series B Preferred Stock for payment;

●

that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

●

that the holders will not be able to convert such shares of Series B Preferred Stock to which the notice relates in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the day prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

●

the acquisition by any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), provided that with respect to David G. Hanna, Frank J. Hanna, III, their respective spouses or entities controlled by them, their respective spouses or established for the benefit of them, their descendants, their spouses or charities, or the Company’s employee benefit plans, references to 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors shall be deemed references to 80%; and

●

immediately following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each record holder of Series B Preferred Stock will also specify the number of shares of Series B Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the shares of Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate on the Series B Preferred Stock and all other rights of the holders of those shares of Series B Preferred Stock will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares of Series B Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series B Preferred Stock.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:

●

the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

●	1.29702 (i.e., the Share Cap), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holders of Series B Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of Series B Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●

that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert the Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series B Preferred Stock;

●	the name and address of the paying agent and the conversion agent;

●	the procedures that the holders of Series B Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; and

●	the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series B Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, evidencing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series B Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:

●

the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our Board of Directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Preferred Stock; and

●	the number of shares of Series B Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn shares of Series B Preferred Stock;

●	if certificated shares of Series B Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series B Preferred Stock; and

●	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “—Optional Redemption” and “—Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—Risks Related to the Series B Preferred Stock—The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over the Company and may discourage a party from taking over the Company.”

The Series B Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Except as described below, holders of Series B Preferred Stock generally have no voting rights. In any matter in which the Series B Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote.

If dividends on the Series B Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series B Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series B Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

●

authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

●

amend, alter or repeal the provisions of our Articles of Incorporation or the Amended and Restated Articles of Amendment, including the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share of the Series B Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock:

●

any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series B Preferred Stock; or

●

the amendment, alteration or repeal or change of any provision of our Articles of Incorporation, including the Amended and Restated Articles of Amendment Establishing the Series B Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series B Preferred Stock (or shares into which the Series B Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Book-Entry, Delivery and Form

The Series B Preferred Stock will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered global securities will be issued representing in the aggregate the total number of shares of Series B Preferred Stock. Such global securities will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Series B Preferred Stock represented by such global security for all purposes under the instruments governing the rights and obligations of holders of the Series B Preferred Stock. Except as set forth in the accompanying base prospectus, owners of beneficial interests in a global security will not be entitled to have the shares of Series B Preferred Stock represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such shares of Series B Preferred Stock in definitive form and will not be considered the owners or holders thereof. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC for such global security and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder.

As long as the shares of Series B Preferred Stock are represented by the global securities, we will pay dividends, if any, on the Series B Preferred Stock to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor Equiniti Trust Company, LLC will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for the accuracy thereof.

Neither we nor the Agent will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the shares of Series B Preferred Stock or payments to, or the providing of notice to participants or beneficial owners.

Settlement

Investors in the Series B Preferred Stock will be required to make their initial payment for the Series B Preferred Stock in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Transfer Agent

The registrar, transfer agent and distributions disbursing agent for the Series B Preferred Stock is Equiniti Trust Company, LLC.

Listing

The Initial Series B Preferred Stock and the Series B Preferred Stock (when issued) are listed on Nasdaq under the symbol “ATLCP.” The last reported sale price on Nasdaq per share of Initial Series B Preferred Stock on August 23, 2024 was $23.08.

DESCRIPTION OF THE NOTES

The following is a summary of the material terms and provisions of the Notes. The statements below describing the Notes are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the base indenture (as defined below), the third supplemental indenture (as defined below), the fourth supplemental indenture (as defined below) and the fifth supplemental indenture (as defined below), each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the particular terms of the Notes supplements the description of the general terms and provisions of the Notes set forth in the accompanying prospectus under “Description of Debt Securities.” Unless the context requires otherwise, all references to “we,” “us,” “our” and the Company in this section refer solely to Atlanticus Holdings Corporation, the issuer of the Notes, and not to any of its subsidiaries.

Offering Overview

In January, February and July 2024, we issued $117.25 million in aggregate principal amount of 9.25% Senior Notes due 2029 (the “Initial Notes”) under an indenture dated as of November 22, 2021 (the “base indenture”) between the Company and U.S. Bank Trust Company, National Association as trustee (the “trustee”), as previously supplemented and as further supplemented by the third supplemental indenture, dated as of January 30, 2024 (the “third supplemental indenture”) and the fourth supplemental indenture, dated as of July 26, 2024 (the “fourth supplemental indenture”).

The up to $100,000,000 of aggregate principal amount of Notes that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of and is fungible with the Initial Notes. The Notes will have terms identical to the Initial Notes and will have the same CUSIP number as and will vote together with the Initial Notes immediately upon issuance. In order to facilitate the issuance of the Notes, we will enter into a fifth supplemental indenture (the “fifth supplemental indenture” and, together with the base indenture, the third supplemental indenture and the fourth supplemental indenture, the “indenture”) with the trustee.

The following description is only a summary of certain provisions of the indenture and the Notes. You should read these documents in their entirety because they, and not this description, define your rights as holders of the Notes. The following summary is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act.

General

The Notes:

●	are our general unsecured, senior obligations;

●	mature on January 31, 2029 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●	bear cash interest at an annual rate of 9.25%, payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, and at maturity;

●	are redeemable at our option, in whole or in part, at any time, at the prices and on the terms described under “—Optional Redemption” below;

●	are issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	do not have a sinking fund;

●	trade on Nasdaq under the symbol “ATLCZ”; and

●	are represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Covenants—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the existing holders, issue additional Notes having the same terms as to status, redemption or otherwise (except the price to the public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Notes offered by this prospectus; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers. For the avoidance of doubt, such additional Notes will still constitute a single series with all other Notes issued under the indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.

Ranking

The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our future unsecured and unsubordinated indebtedness, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities. See “Risk Factors—Risks Related to the Notes—The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.” The Notes are obligations solely of the Company and are not guaranteed by any of our subsidiaries.

Interest

Interest on the Notes accrues at an annual rate equal to 9.25% to, but excluding, the maturity date or earlier acceleration or redemption and is payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, and at maturity, to the holders of record at the close of business on the immediately preceding January 1, April 1, July 1 and October 1 (and January 15, 2029 immediately preceding the maturity date), as applicable (whether or not a business day).

Interest periods are the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close.

Optional Redemption

We may, at our option, redeem the Notes, in whole at any time or in part from time to time.

On or after January 31, 2026, we may redeem the Notes at a redemption price equal to the prices set forth below per $25.00 principal amount of Notes, plus accrued and unpaid interest on such Notes to, but excluding, the date of redemption:

Period	Amount
On or after January 31, 2026, but prior to January 31, 2027	$25.50
On or after January 31, 2027, but prior to January 31, 2028	$25.25
On or after January 31, 2028	$25.00

At any time prior to January 31, 2026, we may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In each case, the redemption price is subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, with respect to any Note on any redemption date prior to January 31, 2026, the greater of:

(1)	1.0% of the principal amount of the Note; and

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of the Note at January 31, 2026, 2023 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on the Note through January 31, 2026 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b)	the principal amount of the Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 31, 2026; provided, however, that if the period from the redemption date to January 31, 2026, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

In each case, redemption shall be upon notice not fewer than 10 days and not more than 60 days prior to the date fixed for redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a discharge of the indenture. Notices of redemption may be subject to satisfaction or waiver of one or more conditions precedent specified in the notice of redemption.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with DTC’s applicable procedures.

The trustee shall have no obligation to calculate any redemption price or any component thereof, and the trustee shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

We may at any time, and from time to time, purchase Notes at any price or prices in the open market or otherwise.

Purchase of Notes Upon a Delisting Event

If a Delisting Event occurs with respect to the Notes, holders of such Notes will have the right to require us to purchase all or any part of their Notes pursuant to the offer described below (the “Triggering Offer”) on the terms set forth in the indenture. In the Triggering Offer, we will be required to offer payment in cash equal to 100% of the aggregate principal amount of the Notes purchased plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Triggering Payment”). Within 30 days following a Delisting Event, unless (i) we have exercised our right to redeem all of the Notes as described under “—Optional Redemption” or (ii) such Delisting Event has been cured, we will be required to mail, or with respect to Notes issued in global form, transmit in accordance with DTC’s standard procedures therefor, a notice to the holders of such Notes describing the transaction or transactions that constitute the Delisting Event and offering to purchase such Notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is mailed or transmitted (the “Triggering Payment Date”), pursuant to the procedures required by the indenture and described in such notice. The notice will, if mailed or transmitted prior to the date of the occurrence of a Delisting Event, state that the offer to purchase is conditioned on the Delisting Event occurring on or prior to the Triggering Payment Date. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Delisting Event. To the extent that the provisions of any securities laws or regulations conflict with the Delisting Event provisions of the indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Delisting Event provisions or the delisting provisions of the indenture by virtue of such conflicts. On the Triggering Payment Date, we will be required, to the extent lawful, to:

●	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Triggering Offer;

●	deposit, to the extent not previously deposited for such purpose, with the paying agent an amount equal to the Triggering Payment in respect of all Notes or portions of Notes tendered; and

●

deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly mail, or with respect to Notes issued in global form, transmit in accordance with DTC’s standard procedures therefor, to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

We will not be required to make an offer to repurchase any Notes upon a Delisting Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all Notes of the applicable series properly tendered and not withdrawn under its offer; or (2) we have given written notice of a full redemption of all of the Notes to the holders thereof as provided under “—Optional Redemption,” if applicable, above, unless we fail to pay the redemption price on the redemption date.

For purposes of the foregoing discussion, a “Delisting Event” occurs with respect to the Notes, when for a period of 180 consecutive days, both (i) the Notes are not listed or quoted on Nasdaq, the New York Stock Exchange (“NYSE”), the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, and any Notes remain outstanding.

Events of Default

Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:

●	we do not pay interest on any Note when due, and such default is not cured within 30 days;

●	we do not pay the principal of the Notes when due and payable;

●

we breach any covenant or warranty in the indenture with respect to the Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes; and

●	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default, its status and what actions we are taking or propose to take with respect thereto.

Remedies if an Event of Default Occurs. If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “—Covenants—Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default and we shall deliver to the trustee an officer’s certificate (upon which the trustee may rely conclusively) to that effect stating (i) the amount of such additional interest that is payable and (ii) the date on which such additional interest is payable. Unless and until the trustee receives such a certificate, the trustee may assume without inquiry that no such additional interest is payable and the trustee shall not have any duty to verify our calculations of additional interest.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

●	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

●

the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

●	such holder or holders must have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults. The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default with respect to the Notes other than (i) a default in the payment of principal or interest on the Notes when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot per the terms of the indenture be modified or amended without the consent of each holder of Notes.

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes.

Merger, Consolidation or Sale of Assets. The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:

●

we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the U.S., any state thereof or the District of Columbia;

●

the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

●	immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

●

in the case of a merger where the surviving entity is other than us, we or such surviving entity will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with; provided that in giving an opinion of counsel, counsel may rely on an officers’ certificate as to any matters of fact, including as to the satisfaction of the preceding bullet.

The surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the indenture, and the Company will automatically and unconditionally be released and discharged from its obligations under the Notes and the indenture.

Reporting. If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

The posting or delivery of any such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall have no duty to review or analyze reports, information and documents delivered to it. Additionally, the trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with any protected online data system or participate on any conference calls.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes:

Changes Not Requiring Approval. We can make certain changes to the indenture and the Notes without the specific approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and the Notes;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

●

to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to secure the Notes;

●

to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to make provisions in regard to matters or questions arising under the indenture, so long as such other provisions do not materially affect the interest of any other holder of the Notes.

Changes Requiring Approval of Each Holder. We cannot make certain changes to the Notes without the specific approval of each holder of the Notes. The following is a list of those types of changes:

●	changing the stated maturity of the principal of, or any installment of interest on, any Note;

●	reducing the principal amount or rate of interest of any Note;

●	changing the place of payment where any Note or any interest is payable;

●	impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indenture; and

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Requiring Majority Approval. Any other change to the indenture and the Notes would require the approval by holders of not less than a majority in aggregate principal amount of the outstanding Notes.

Consent from holders to any change to the indenture or the Notes must be given in writing. The consent of the holders of the Notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Further Details Concerning Voting. The amount of Notes deemed to be outstanding for the purpose of voting will include all Notes authenticated and delivered under the indenture as of the date of determination except:

●	Notes cancelled by the trustee or delivered to the trustee for cancellation;

●

Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

●

Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

●	Notes which have undergone full defeasance, as described below; and

●

Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of the Notes, that vote or action can only be taken by persons who are holders of the Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture governing the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance. Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

●

we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●

we must deliver to the trustee an opinion of counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the Notes differently than if those actions were not taken;

●	we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●

no default or Event of Default with respect to the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or reorganization occurs during the 90 days following the deposit;

●	the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●

the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance. If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on the Notes if we take the following actions below:

●

we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm, of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●

we must deliver to the trustee an opinion of counsel confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the Notes any differently than if we did not make the deposit;

●	we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●

no default or Event of Default with respect to the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or reorganization occurs during the 90 days following the deposit;

●	the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●

the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above to the payment of obligations under the Notes. However, if we make any payment of principal or interest on the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.

Counsel may rely on an officers’ certificate as to any matters of fact in giving an opinion of counsel in connection with the full defeasance or covenant defeasance provisions.

Listing

The Initial Notes and the Notes (when issued) are listed on Nasdaq under the symbol “ATLCZ.” The last reported sale price on Nasdaq per $25.00 principal amount of Initial Notes on August 23, 2024 was $25.39. The Notes trade “flat,” meaning that purchasers do not pay and sellers do not receive any accrued and unpaid interest on the Notes that is not included in the trading price thereof.

Governing Law

The indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes are issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC.” DTC’s nominee is Cede & Co.

No person that acquires a beneficial interest in the Notes is entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). DTC has an S&P rating of AA+ and a Moody’s rating of Aaa. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC provides an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes are made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them has any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “—Form, Exchange and Transfer of Certificated Registered Securities.”

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes. We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities. In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check or wire transfer at the office of the trustee in the contiguous U.S. and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Payment When Offices Are Closed. If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

●	DTC ceases to be registered as a clearing agency under the Exchange Act; or

●	an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we deliver the notice of redemption and ending on the day of such delivery, in order to determine or fix the list of holders. We also may refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee

U.S. Bank Trust Company, National Association is the trustee under the indenture and is the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Stock and Notes. It applies to you only if you (i) acquire shares of Series B Preferred Stock upon their original issuance at their original offering price and/or (ii) acquire the Notes at original issuance for their “issue price” (i.e., the first price at which a substantial amount of the Notes are sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash. This section does not describe other U.S. federal tax consequences (such as estate and gift tax consequences), nor does it describe any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations under the Code, and published rulings and court decisions as of the date hereof, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state, or local taxing authority, or the opinion of legal counsel, with respect to any tax issue affecting the Company. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the acquisition, ownership and disposition of the Series B Preferred Stock or Notes.

This summary does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, such as, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, entities that are treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities and investors in such entities, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to any alternative minimum tax under the Code, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax, holders who have acquired our Series B Preferred Stock or Notes through the exercise of a stock option or otherwise as compensation, persons that will hold the shares of Series B Preferred Stock or Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, persons that hold Series B Preferred Stock or Notes in connection with an arrangement that completely or partially hedges the Series B Preferred Stock or Notes, or persons required to accelerate the recognition of any item of gross income with respect to the Series B Preferred Stock or Notes as a result of such income being recognized on an applicable financial statement.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Series B Preferred Stock or Notes, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding shares of Series B Preferred Stock or Notes, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of shares of Series B Preferred Stock or Notes.

This discussion applies only to purchasers who purchase and hold the shares of Series B Preferred Stock or Notes as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment).

Tax consequences may vary depending upon the particular status of an investor. This discussion is for information purposes only and is not tax advice. Potential investors should consult with their own tax advisers in determining the specific tax consequences and risks to them of purchasing, holding and disposing of shares of Series B Preferred Stock or Notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Series B Preferred Stock

U.S. Shareholders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. shareholder of Series B Preferred Stock. For purposes of this discussion, a U.S. shareholder means a beneficial owner of shares of Series B Preferred Stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the U.S., (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States Person” as defined in Section 7701(a)(30) of the Code.

Distributions. Distributions with respect to the Series B Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the shares of Series B Preferred Stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. shareholder’s adjusted tax basis in such Series B Preferred Stock (and will reduce a U.S. shareholder’s tax basis in the Series B Preferred Stock, but not below zero) and thereafter as gain from the disposition of the Series B Preferred Stock as described under “—U.S. Shareholders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions.”

Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future years for distributions with respect to the Series B Preferred Stock to be treated as dividend income.

Distributions constituting dividend income received by an individual U.S. shareholder in respect of Series B Preferred Stock will be “qualified dividend income” if the Series B Preferred Stock has been held for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. Qualified dividend income generally is taxed at favorable rates applicable to long-term capital gains. In addition, if a dividend received by an individual holder that qualifies for the “qualified dividend income” rate is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock.

Distributions with respect to the Series B Preferred Stock constituting dividend income paid to holders that are U.S. corporations or entities taxed as corporations generally will qualify for the dividends-received deduction if the applicable holding period is met. Corporate holders of Series B Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. Further, corporate holders of Series B Preferred Stock should consider the effect of Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Series B Preferred Stock becomes ex-dividend with respect to such dividend). Also, if a corporate holder of Series B Preferred Stock receives a dividend on the Series B Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such holder in certain instances must reduce its tax basis in the Series B Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate holder’s basis, any excess will be taxed as gain as if such holder had disposed of its Series B Preferred Stock in the year the “extraordinary dividend” is paid. Each domestic corporate holder of Series B Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Sections 246A, 246(c) and 1059 of the Code to any dividends it receives.

The availability of the reduced dividend tax rate for individuals and the dividends-received deduction for U.S. corporations are subject to certain exceptions for short-term and hedged positions and other applicable limitations. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

Holder’s Conversion Option in connection with a Change of Control or Delisting Event. In the event of a U.S. shareholder’s conversion of Series B Preferred Stock in connection with a Change of Control or Delisting Event, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A U.S. shareholder should consult its tax advisor regarding the tax consequences of the conversion of Series B Preferred Stock.

Adjustment of Conversion Price. The conversion price of our Series B Preferred Stock is subject to adjustment under certain circumstances. In such circumstances, U.S. shareholders of our Series B Preferred Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of the U.S. shareholder in our assets or earnings and profits. If such adjustments are made, U.S. shareholders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. The tax consequences of a receipt of a distribution are described above under “—Distributions.” Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution of the interest of the holders of shares of our Series B Preferred Stock generally will not be considered to result in a constructive dividend distribution.

To the extent there is a constructive dividend distribution to the holders of shares of our Series B Preferred Stock under the rules above, under the 2016 proposed U.S. Treasury regulations, (i) the amount of a constructive distribution deemed received by such holder is the excess of the fair market value of the right to acquire common stock of such holder immediately after the conversion rate adjustment over the fair market value of such holder’s right to acquire common stock (determined immediately after conversion rate adjustment) assuming no adjustment had occurred, and (ii) the timing of the constructive distribution is deemed to occur at the earlier of the date the conversion rate adjustment under the terms of the Series B Preferred Stock and the date of the actual distribution of cash or property resulting in the constructive distribution. The regulations will be effective for deemed distributions occurring on or after the date of their publication in the Federal Register, but holders of Series B Preferred Stock and withholding agents may rely on the 2016 proposed regulations prior to such publication.

Redemption Premium. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series B Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “—U.S. Shareholders—Distributions.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series B Preferred Stock is uncertain.

We have the right to call the Series B Preferred Stock for redemption on or after June 11, 2026 (the “call option”) and the right to call the Series B Preferred Stock for redemption upon any Change of Control (the “contingent call option”). The stated redemption price of the Series B Preferred Stock upon any redemption pursuant to the call option or contingent call option is equal to the liquidation preference of the Series B Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series B Preferred Stock exceeds the issue price of the Series B Preferred Stock upon any redemption pursuant to the call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series B Preferred Stock. The redemption price for the Series B Preferred Stock should be the liquidation preference of the Series B Preferred Stock. Assuming that the issue price of the Series B Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series B Preferred Stock should be the initial offering price at which a substantial amount of the Series B Preferred Stock is sold to the public (excluding any intervening sales to bond houses and brokers).

A redemption premium for the Series B Preferred Stock should not result in constructive distributions to U.S. holders of the Series B Preferred Stock if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series B Preferred Stock should be considered de minimis if such premium is less than 0.25% of the Series B Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. The determination under the OID Rules of a maturity date for preferred stock, such as the Series B Preferred Stock, is unclear. Accordingly, the remainder of this discussion assumes that the Series B Preferred Stock is issued with a redemption premium greater than a de minimis amount.

The call option should not result in constructive distributions of redemption premium if, based on all of the relevant facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. However, the fact that a redemption right does not fall within the safe harbor described in the preceding sentence does not necessarily mean that an issuer’s right to redeem is more likely than not to occur for this purpose, and such right to redeem must still be tested under all of the relevant facts and circumstances to determine if it is more likely than not to occur. We do not expect that a redemption pursuant to the call option or the contingent call option would be treated as more likely than not to occur under the foregoing test. Accordingly, U.S. holders of the Series B Preferred Stock should not be required to recognize constructive distributions of the redemption premium because of our call option. However, holders should consult with their own independent tax advisers on the particular consequences to such holder of the call option under these rules.

Sale, Exchange, Redemption or Certain Other Taxable Dispositions. A U.S. shareholder generally will recognize capital gain or loss on a sale, exchange, or other taxable disposition of the Series B Preferred Stock equal to the difference between the amount realized (which does not include any declared but unpaid distributions, which will be treated in the manner described above) upon the disposition and such U.S. shareholder’s adjusted tax basis in the securities sold or exchanged. A U.S. shareholder’s initial tax basis in the Series B Preferred Stock generally will be equal to its cost. Such capital gain or loss will be long-term capital gain or loss if the U.S. shareholder’s holding period for the securities sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are taxed at the same lower maximum tax rates applicable to qualified dividend income summarized above. Net capital gains of a U.S. shareholder other than long-term capital gains are taxed at the rates applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Our redemption of the Series B Preferred Stock generally would be a taxable event. A U.S. shareholder would be treated as if it had disposed of its Series B Preferred Stock if the redemption:

●	results in a complete termination of the U.S. shareholder’s stock interest in us;

●	is substantially disproportionate with respect to the U.S. shareholder; or

●	is not essentially equivalent to a dividend with respect to the U.S. shareholder.

In determining whether any of these tests has been met, shares of stock deemed to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Series B Preferred Stock held by the U.S. shareholder, must be taken into account.

If we redeem the Series B Preferred Stock in a redemption that meets one of the tests described above, the U.S. shareholders generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) paid in redemption less the U.S. shareholder’s tax basis in the Series B Preferred Stock. This gain or loss would be long-term capital gain or capital loss if the U.S. shareholder has held the Series B Preferred Stock for more than one year.

If the redemption does not meet any of the tests described above, the U.S. shareholder generally would be taxed on the cash and fair market value of the property paid as a distribution, and treated as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. shareholder’s tax basis in the Series B Preferred Stock and thereafter would be treated as capital gain. If the redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. shareholders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining shares of Series B Preferred Stock.

Medicare Tax. A U.S. shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on all or a portion of its “net investment income,” which generally will include its dividend income and its net gains from the disposition of Series B Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. shareholder that is an individual, estate, or trust, you are urged to consult your tax adviser regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series B Preferred Stock.

Backup Withholding and Information Reporting. When required, we or our paying agent will report to the holders of Series B Preferred Stock and to the IRS amounts paid on or with respect to the Series B Preferred Stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. shareholder will be subject to backup withholding (currently at a rate of 24%) on any dividends paid on the Series B Preferred Stock and proceeds from the disposition of the Series B Preferred Stock at the applicable rate if the U.S. shareholder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. shareholder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. shareholder’s U.S. federal income tax liability.

Non-U.S. Shareholders

The discussion in this section is addressed to non-U.S. shareholders of the Series B Preferred Stock. For this purpose, a non-U.S. shareholder is a beneficial owner of Series B Preferred Stock other than a U.S. shareholder or partnership.

Distributions. Generally, dividends paid to a non-U.S. shareholder with respect to the Series B Preferred Stock (including any redemption that is taxed as a dividend under the rules described above under “—U.S. Shareholders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions”) will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, provided the non-U.S. shareholder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is eligible for treaty benefits. The 30% withholding does not apply if the dividends are “effectively connected” with a trade or business carried on by the non-U.S. shareholder within the U.S. and, if a tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder and the non-U.S. shareholder provides the payor with a properly completed IRS Form W-8ECI. In such case, the dividends generally will be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. shareholder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. shareholder’s tax basis in the Series B Preferred Stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. shareholder’s tax basis in its Series B Preferred Stock will be treated as gain from the sale of Series B Preferred Stock as described under “—Sale, Exchange, Redemption or Certain Other Taxable Dispositions” below.

Holder’s Conversion Option in connection with a Change of Control or Delisting Event. In the event of a non-U.S. shareholder’s conversion of Series B Preferred Stock in connection with a Change of Control or Delisting Event, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A non-U.S. shareholder should consult its tax advisor regarding the tax consequences of the conversion of Series B Preferred Stock.

Adjustment of Conversion Price. As described above under “—U.S. Shareholders—Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. shareholder in our assets or earnings and profits could result in deemed distributions to the non-U.S. shareholder that are taxed as described above under “—Non U.S. Shareholders—Distributions.”

Redemption Premium. As described above under “—U.S. Shareholders—Redemption Premium,” a “redemption premium” with respect to the Series B Preferred Stock under certain circumstances could result in deemed distributions of additional Series B Preferred Stock to the non-U.S. shareholder that are taxed as described above under “—Non U.S. Shareholders—Distributions.”

Sale, Exchange, Redemption or Certain Other Taxable Dispositions. Subject to the discussion of backup withholding and FATCA below, a non-U.S. shareholder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “—U.S. Shareholders—Sale, Exchange, Redemption or Certain Other Taxable Dispositions”) or other taxable disposition of the Series B Preferred Stock unless:

●

the gain is effectively connected with a U.S. trade or business of the non-U.S. shareholder (and if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. shareholder);

●	in the case of an individual, such non-U.S. shareholder is present in the U.S. for 183 or more days in the taxable year of the sale or disposition and certain other conditions exist; or

●

we have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition of the Series B Preferred Stock and certain other conditions are met.

A non-U.S. shareholder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. shareholder. If a non-U.S. shareholder is eligible for the benefits of a tax treaty between the U.S. and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. shareholder must properly submit the appropriate IRS Form W-8 (or suitable successor or substitute form). A non-U.S. shareholder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular U.S. federal income tax rates applicable to corporations and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. shareholder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses.

With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the Series B Preferred Stock will be treated as a U.S. real property interest only if the non-U.S. shareholder actually or constructively holds more than 5% of the Series B Preferred Stock at any time during the holding period described above, or if the Series B Preferred Stock cease to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the U.S., except that the branch profits tax will not apply. Non-U.S. shareholders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

Information reporting and backup withholding on non-U.S. shareholders. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements by the Company. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the U.S. conducted by the non-U.S. shareholder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. shareholder resides. U.S. backup withholding generally will apply on payment of dividends to non-U.S. shareholders unless such non-U.S. shareholders furnish to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the person is a non-U.S. person, or such non-U.S. shareholders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Series B Preferred Stock is subject to both backup withholding and information reporting unless the non-U.S. shareholder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. shareholder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Series B Preferred Stock if such sale is effected through a foreign office of a broker without certain specified U.S. connections.

FATCA withholding

Under sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, recently proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the U.S. Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Treasury, to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner to the U.S. Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Series B Preferred Stock.

Notes

Treatment of the Notes

In certain circumstances, we may elect to pay amounts in excess of stated interest or principal on the Notes (see, for example, “Description of the Notes—Optional Redemption”). The obligation to make these payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility that such additional payments may be made as causing the Notes to be treated as contingent payment debt instruments. However, this position is not binding on the IRS, and it is possible that the IRS may take a different position. If the IRS were to successfully challenge our determination with the result that the Notes were treated as contingent payment debt instruments, you would be required to (i) accrue interest income based on a “comparable yield” and a projected payment schedule, which may require inclusion of interest income at a higher interest rate than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Prospective purchasers of Notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

U.S. Noteholders

For purposes of this discussion, a “U.S. noteholder” means a beneficial owner of a Note that is for U.S. federal income tax purposes, (i) an individual citizen or resident alien of the U.S., (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that was created or organized in or under the laws of the U.S., any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (A) if a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Pre-Issuance Accrued Interest on the Notes. A portion of the price paid for the Notes will be allocable, for U.S. federal income tax purposes, to interest that “accrued” from the quarterly interest payment date immediately preceding the issuance of the Notes to the date the Notes are purchased (“pre-issuance accrued interest”). We intend to take the position that, on the first payment date for the Notes, a portion of the stated interest received in an amount equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the Notes. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received and pre-issuance accrued interest should be excluded from the holder’s adjusted tax basis in the applicable Note. References in this summary to issue price do not include the portion of the purchase paid for the Notes that is allocable to the pre-issuance accrued interest, and references to stated interest do not include the portion of the first interest payment equal to the pre-issuance accrued interest. You should consult your own tax advisor concerning the treatment of the pre-acquisition accrued interest.

Amortizable Bond Premium on the Notes. If a U.S. Noteholder purchases a Note for an amount (not including any amount paid for pre-issuance accrued interest) that is greater than the principal amount of the Note, the U.S. Noteholder will be considered to have purchased the Note with “amortizable bond premium” equal to the amount of such excess. The U.S. Noteholder generally may elect to amortize any bond premium under the constant yield method. A U.S. Noteholder that elects to amortize bond premium must generally use any amortizable bond premium allocable to an accrual period to offset stated interest required to be included in income with respect to the Notes in such accrual period and reduce its tax basis in the Notes by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such U.S. Noteholder and such election may be revoked only with the consent of the IRS. If a U.S. Noteholder does not make such election, any bond premium will be included in its basis for purposes of computing the amount of gain or loss recognized on the taxable disposition of a Note.

Market Discount on the Notes. If a U.S. Noteholder purchases a Note at a price that is lower than the Note’s principal amount by 0.25% or more of the principal amount, multiplied by the number of remaining whole years to maturity, the Note will be considered to bear “market discount” in the U.S. Noteholder’s hands. In this case, any gain that the U.S. Holder realizes on the disposition of the Note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note during the U.S. Noteholder’s holding period. In addition, the U.S. Noteholder could be required to defer the deduction of a portion of the interest paid on any indebtedness that the U.S. Noteholder incurred or maintained to purchase or carry the Note. In general, market discount will be treated as accruing ratably over the term of the Note, or, at the U.S. Noteholder’s election, under a constant yield method.

A U.S. Noteholder may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the Note as ordinary income. If a U.S. Noteholder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Noteholder does make such an election, it will apply to all market discount debt instruments that the U.S. Noteholder acquires on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Stated Interest. Stated interest on a Note generally will be taxable to you as ordinary interest income at the time it is received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. It is expected that the Notes will not be issued with an issue price (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) that is less than their stated principal amount by more than the statutory de minimis amount. If this is the case, the Notes will not be subject to the original issue discount (“OID”) rules. If, however, the stated principal amount of the Notes exceeds their issue price by more than the statutory de minimis amount, a U.S. noteholder will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. noteholder’s method of tax accounting. As a result, U.S. noteholders may be required to include OID in taxable income prior to the receipt of cash by such U.S. noteholders. The remainder of this summary assumes that the Notes will not be subject to the OID rules.

Qualified Reopening. Pursuant to applicable Treasury Regulations, debt instruments issued in a “qualified reopening” are deemed to be part of the same issue as, and fungible with, the original debt instruments. Debt instruments issued in a qualified reopening have the same issue date and same issue price as the original debt instruments. A qualified reopening includes a series of issuances wherein (i) the original debt instruments are publicly traded (within the meaning of applicable Treasury Regulations) as of the date on which the price of the additional debt instruments is established (or, if earlier, the announcement date); and (ii) the additional debt instruments are issued with no more than a de minimis amount of OID. Because (i) the Initial Notes are publicly traded (within the meaning of applicable Treasury Regulations) as of the date on which the price of the Notes issued pursuant to this prospectus supplement is established and (ii) the Notes issued pursuant to this prospectus supplement are expected to be issued with no more than a de minimis amount of OID, the remainder of this summary assumes that the Notes issued pursuant to this prospectus supplement will be issued in a qualified reopening and will be deemed to be part of the same issue as, and fungible with, the Initial Notes.

Sale, exchange, redemption, retirement or other disposition. Upon the sale, exchange, redemption, retirement or other disposition of a Note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition and your tax basis in the Note (generally, its cost, excluding any amount attributable to pre-issuance accrued interest with respect to a Note as described above under “Pre-Issuance Accrued Interest on the Notes”, increased by any amounts the U.S. Noteholder is required to include in income under the rules governing market discount and decreased by the amount of amortized bond premium, if any, with respect to such Note). For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as interest, as described under “—Stated Interest” above, and will include the amount of any cash and the fair market value of any other property received for the Note.

Except as discussed above with respect to market discount, gain or loss realized on the sale, retirement or other disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other disposition, the Note has been held for more than one year. If you are a non-corporate U.S. noteholder, any long-term capital gain you recognize is subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. noteholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on all or a portion of its “net investment income,” which generally will include its interest income and its net gains from the disposition of Notes, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. noteholder that is an individual, estate, or trust, you are urged to consult your tax adviser regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Information reporting and backup withholding. In general, information reporting requirements will apply to payments of interest on a Note and the proceeds of the sale or other disposition (including a retirement or redemption) of a Note, and backup withholding (currently at the rate of 24%) may apply to such payments unless you provide a taxpayer identification number certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Noteholders

This discussion applies to you if you are a “non-U.S. noteholder.” A “non-U.S. noteholder” is a beneficial owner of a Note that is an individual, corporation (or entity treated as a corporation for U.S. tax purposes), estate or trust that is not a U.S. noteholder.

Payments of stated interest. Subject to the discussion of backup withholding and FATCA below, a non-U.S. noteholder will not be subject to U.S. federal withholding tax with respect to any payment of interest on its Notes that is not effectively connected with the conduct of a U.S. trade or business (and, under certain income tax treaties, is attributable to a U.S. permanent establishment maintained by such non-U.S. noteholder) provided that:

●	you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

●	you are not a controlled foreign corporation that is related, directly or indirectly, to us; and

●

you provide your name and address, and, among other things, certify, under penalties of perjury, you are not a U.S. person (which certification generally must be made on an applicable IRS Form W-8 or substitute form) or (b) you are a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of your business that holds the Note on a non-U.S. noteholder’s behalf and certify, under penalties of perjury, either that you have received an applicable IRS Form W-8 (or substitute form) from the holder or from another qualifying financial institution intermediary or that you are permitted to establish and have established the non-U.S. noteholder’s foreign status through other documentary evidence, and otherwise comply with applicable requirements; provided we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the Note is a U.S. person. If the Notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

A non-U.S. noteholder that cannot satisfy the requirements described above will be subject to a 30% U.S. federal withholding tax with respect to payments of interest on the Notes, unless the non-U.S. noteholder provides a properly executed (1) applicable IRS Form W-8 claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the non-U.S. noteholder’s conduct of a trade or business in the U.S.

If a non-U.S. noteholder is engaged in a trade or business in the U.S. and interest on a Note is effectively connected with the conduct of that trade or business, the non-U.S. noteholder will be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. noteholder were a U.S. noteholder. If a non-U.S. noteholder is eligible for the benefits of an income tax treaty between the U.S. and the non-U.S. noteholder’s country of residence, any effectively connected income generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. noteholder in the U.S. In addition, if a non-U.S. noteholder is a foreign corporation, it may be subject to branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the U.S.

Sale, exchange, redemption, retirement or other disposition. Subject to the discussion of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax on any gain realized upon your sale, exchange, redemption, retirement or other taxable disposition of Notes unless:

●	the gain is effectively connected with your conduct of a trade or business within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

●	you are an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

If you are a non-U.S. noteholder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. noteholder (See “—Non-U.S. Noteholders—Income or gain effectively connected with a U.S. trade or business”). If you are a non-U.S. noteholder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses, provided the non-U.S. noteholder has timely filed U.S. federal income tax returns with respect to such losses.

Income or gain effectively connected with a U.S. trade or business. If any interest on the Notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the U.S.), then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular rates, unless an applicable income tax treaty provides otherwise. Effectively connected income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to us or our paying agent a properly executed IRS Form W-8ECI (or successor form) or IRS Form W-8BEN or W-8BEN-E (if a treaty exemption applies). If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Backup withholding and information reporting. Payments to you of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. However, U.S. backup withholding will not apply to payments to you of interest on a Note if the statement described in “—Non-U.S. Noteholders—Payments of stated interest” is duly provided or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a U.S. person.

Generally, information reporting and backup withholding requirements will apply to the gross proceeds paid to you on the disposition (including a retirement or redemption) of the Notes by or through a U.S. office of a U.S. or foreign broker, unless you provide the requisite certification or otherwise establish an exemption. Information reporting requirements (but generally not backup withholding) will also apply to payment of the proceeds of a disposition of a Note by or through a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the U.S. unless the broker has documentary evidence in its files that you are not a U.S. person and the broker has no actual knowledge or reason to know to the contrary, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (if any) and any excess may be refundable if the proper information is timely provided to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on the Notes. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Note on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final regulations are issued.

Withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the U.S. Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Treasury, to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner to the U.S. Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Non-U.S. noteholders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of the Notes.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding and disposing of our Notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

The Agent is acting as our sales agent in connection with the offer and sale of the Offered Securities pursuant to this prospectus supplement. Upon written instructions from us, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our sales agent, the Offered Securities under the terms and subject to the conditions set forth in the Sales Agreement, a copy of which is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement. We will instruct the Agent as to the amount of the Notes or number of shares of Series B Preferred Stock to be sold by it. We may instruct the Agent not to sell the Offered Securities if the sales cannot be effected at or above the price designated by us in any instruction. We will instruct the Agent not to sell Notes if the sales cannot be effected at or above prices that will allow the Notes to be treated as “fungible” with the Initial Notes for U.S. federal income tax purposes. We or the Agent may suspend the offering of Offered Securities upon proper notice and subject to other conditions.

Sales of the Offered Securities, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq. If any of the Notes are sold at prices above par, the effective yield on such Notes to the purchasers may be less than 9.25%.

The Agent will provide written confirmation of a sale to us no later than the opening of the trading day on Nasdaq following each trading day in which the Offered Securities are sold under the Sales Agreement. Each confirmation will include the principal amount of Notes or number of shares of Series B Preferred Stock sold on the preceding day, the sales price of Offered Securities sold, the aggregate gross sales proceeds of such Offered Securities, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales.

The Agent will receive a commission from us equal to 2.0% of the gross sales price of any Offered Securities sold through the Agent under the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately $400,000. We have agreed to reimburse the Agent up to $50,000 for the reasonable fees and expenses of the Agent in connection with the transactions contemplated by the Sales Agreement, and up to $2,500 per calendar quarter in connection with the Agent’s quarterly due diligence.

Settlement for sales of the Offered Securities will occur on the trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the principal amount of Notes or number of shares of Series B Preferred Stock sold through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agent, if any.

In connection with the sale of the Offered Securities on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of the Offered Securities pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the dollar amount of Offered Securities subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein.

The Company may in the future add one or more additional sales agents to the offering, in which case the Company will file a further prospectus supplement providing the name of such additional sales agents and any other required information.

The principal business address of the Agent is 299 Park Avenue, 21st Floor, New York, New York 10171.

Other Relationships

The Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and our affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of its various business activities, the Agent and certain of its affiliates actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered by us has been passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia. Certain legal matters relating to this offering will be passed upon for the Agent by Duane Morris LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the Offered Securities. The registration statement and the documents incorporated by reference therein and herein, including exhibits, contain additional relevant information about us and the Offered Securities. This prospectus supplement does not contain all of the information set forth in the registration statement or the documents incorporated by reference therein and herein, including any exhibits. For further information with respect to us and the Offered Securities, we refer you to the registration statement and the documents incorporated by reference therein and herein, including any exhibits. Statements contained in this prospectus supplement as to the contents of any document may not include all of the information that is important to you and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement or the documents incorporated by reference therein or herein. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that are filed electronically with the SEC. These documents also are available, free of charge, on our Internet website, www.atlanticus.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus supplement, or in any document incorporated by reference in this prospectus supplement regarding the contents of any document, are qualified in their entirety by reference to that document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. In addition, some information that we file with the SEC after the date of this prospectus supplement will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed on March 4, 2024);
●

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A (as filed on April 15, 2024);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (as filed on May 10, 2024) and June 30, 2024 (as filed on August 8, 2024);
●

our Current Reports on Form 8-K filed on January 2, 2024; January 24, 2024 (only Item 8.01); January 30, 2024; February 2, 2024; February 14, 2024; April 5, 2024, May 13, 2024; July 23, 2024 (only Item 8.01) and July 29, 2024; and

●

the descriptions of our common stock and Series B Preferred Stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed on March 4, 2024), including any amendment or report filed for the purpose of updating such description.

Also incorporated by reference into this prospectus supplement are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. These documents include reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Atlanticus Holdings Corporation

Attn: Secretary

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Telephone: (770) 828-2000

PROSPECTUS

$750,000,000

ATLANTICUS HOLDINGS CORPORATION

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Depositary Shares

Debt Securities

Rights

Units

This prospectus relates to common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $750,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We also may describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale also will be disclosed in a prospectus supplement.

Our common stock trades on the NASDAQ Global Select Market under the symbol “ATLC.” The last reported sale price of our common stock on the NASDAQ Global Select Market on May 9, 2024 was $28.92 per share.

Investing in our securities involves significant risks. You should review carefully the “RISK FACTORS” on page 3 of this prospectus and in the applicable prospectus supplement as well as other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2024.

You should rely on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the Securities and Exchange Commission for complete information. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration statement, we may sell common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, rights and units from time to time in one or more offerings up to a total public offering price of $750,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities and the offering. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the securities. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and the prospectus supplement, together with the additional information referenced under “Where You Can Find More Information.”

ABOUT ATLANTICUS HOLDINGS CORPORATION

We are a financial technology company powering more inclusive financial solutions for everyday Americans. We leverage data, analytics, and innovative technology to unlock access to financial solutions for the millions of Americans who would otherwise be underserved. According to data published by Experian, 40% of Americans had FICO® scores of less than 700. We believe this equates to a population of over 100 million everyday Americans in need of access to credit. These consumers often have financial needs that are not effectively met by larger financial institutions. By facilitating appropriately priced consumer credit and financial service alternatives with value-added features and benefits curated for the unique needs of these consumers, we endeavor to empower better financial outcomes for everyday Americans.

Currently, within our Credit as a Service ("CaaS") segment, we apply our technology solutions, in combination with the experiences gained, and infrastructure built from servicing over $39 billion in consumer loans over more than 25 years of operating history, to support lenders in offering more inclusive financial services. These products include private label credit and general purpose credit cards originated by lenders through multiple channels, including retail and healthcare, direct mail solicitation, digital marketing and partnerships with third parties. The services of our bank partners are often extended to consumers who may not have access to financing options with larger financial institutions. Our flexible technology solutions allow our bank partners to integrate our paperless process and instant decisioning platform with the existing infrastructure of participating retailers, healthcare providers and other service providers. Using our technology and proprietary predictive analytics, lenders can make instant credit decisions utilizing hundreds of inputs from multiple sources and thereby offer credit to consumers overlooked by many providers of financing who focus exclusively on consumers with higher FICO scores. Atlanticus’ underwriting process is enhanced by large language models and machine learning, enabling lenders to make fast, sound decisions when it matters most.

We are principally engaged in providing products and services to lenders in the U.S. and, in most cases, we invest in the receivables originated by lenders who utilize our technology platform and other related services. From time to time, we also purchase receivables portfolios from third parties.

Using our infrastructure and technology, we also provide loan servicing, including risk management and customer service outsourcing, for third parties. Also, through our CaaS segment, we engage in testing and limited investment in consumer finance technology platforms as we seek to capitalize on our expertise and infrastructure.

Within our Auto Finance segment, our CAR subsidiary operations principally purchase and/or service loans secured by automobiles from or for, and also provide floor-plan financing for, a pre-qualified network of independent automotive dealers and automotive finance companies in the buy-here, pay-here used car business. We generate revenues on purchased loans through interest earned on the face value of the installment agreements combined with the accretion of discounts on loans purchased. We generally earn discount income over the life of the applicable loan. Additionally, we generate revenues from servicing loans on behalf of dealers for a portion of actual collections and by providing back-up servicing for similar quality assets owned by unrelated third parties. We offer a number of other products to our network of buy-here, pay-here dealers (including our floor-plan financing offering), but the majority of our activities are represented by our purchases of auto loans at discounts and our servicing of auto loans for a fee. As of March 31, 2024, our CAR operations served over 660 dealers in 33 states and two U.S. territories.

Our principal executive offices are located at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, and our telephone number is (770) 828-2000. Our internet address is www.atlanticus.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent that a particular offering implicates additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

You should carefully review and consider the “Risk Factors” section of this prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. This prospectus and documents incorporated by reference in this prospectus contain forward-looking statements. You should not place undue reliance on these statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements reflect the views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” or the negative and similar statements of a future or forward-looking nature may identify forward-looking statements. These forward-looking statements address matters that involve risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in these statements. These factors include, among others, those set forth in the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in the other documents that we file with the SEC. There also are other factors that we may not describe, generally because we currently do not perceive them to be material, potentially causing actual results to differ materially from our expectations.

We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, including, without limitation, repaying debt, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We also will include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	warrants to purchase common stock, preferred stock, depositary shares, debt securities or units;

●	purchase contracts;

●	depositary shares;

●	debt securities;

●	rights to purchase common stock, preferred stock, warrants, depositary shares or debt securities; or

●	units comprised of common stock, preferred stock, warrants, purchase contracts, depositary shares and debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $750,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

Atlanticus is incorporated in the State of Georgia. The rights of our shareholders are generally governed by Georgia law and our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”).

The following summary highlights selected information regarding our capital stock. It may not contain all of the information that may be important to you. This summary is qualified by reference to Georgia law, including the Georgia Business Corporation Code (the “GBCC”), and our Articles of Incorporation and Bylaws. To access copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.” For more information, see “Certain Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and Georgia Law.”

Our authorized capital stock consists of 150,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. On May 3, 2024, we had 14,792,092 shares of common stock outstanding and 3,700,704 shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share, and in general, a majority of our issued and outstanding shares of common stock is sufficient to authorize action upon all matters submitted for a vote. Directors are elected by a plurality of the votes cast at the annual meeting of the shareholders, and our shareholders do not have the right to cumulate their votes in the election of directors. This means that the holders of a majority of the votes represented by the common stock can elect all of the directors then standing for election.

Dividends. The holders of our outstanding shares of common stock are entitled to receive dividends and other distributions legally available therefor in amounts as our board of directors may determine from time to time, subject to preferential dividend rights of any outstanding preferred stock, including the Series A Convertible Preferred Stock and the Series B Preferred Stock. Funds for our dividends generally will be provided through dividends and distributions from our subsidiaries. All of our shares of common stock are entitled to participate ratably with respect to dividends or other distributions. For more information regarding the dividend preference of our preferred stock, see “—Preferred Stock—Series A Convertible Preferred Stock—Dividends” and “—Preferred Stock—Series B Preferred Stock—Dividends” below.

Preemptive Rights. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights and are not entitled to the benefit of any sinking fund.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution, subject to the prior rights of preferred stock, including the Series A Convertible Preferred Stock and Series B Preferred Stock, outstanding. For more information regarding the liquidation preference of our preferred stock, see “—Preferred Stock—Series A Convertible Preferred Stock—Liquidation Preference” and “—Preferred Stock—Series B Preferred Stock—Liquidation Preference” below.

Shareholder Action by Written Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

Listing of Common Stock. Our common stock is listed on the The Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “ATLC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Series A Convertible Preferred Stock

On December 27, 2019, we issued 400,000 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”). The Articles of Amendment Establishing Cumulative Convertible Preferred Stock, Series A (the “Series A Articles of Amendment”) established the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Convertible Preferred Stock. The following summary highlights selected information regarding the Series A Convertible Preferred Stock. It may not contain all of the information that may be important to you. The summary is qualified by reference to the Series A Articles of Amendment. To access a copy of the Series A Articles of Amendment, see “Where You Can Find More Information.”

Liquidation Preference. The Series A Convertible Preferred Stock ranks (i) senior in liquidation to all existing and future classes of common stock and (ii) pari passu or senior to all existing and future classes of preferred stock. The per share liquidation preference of the Series A Convertible Preferred Stock is $100.

Dividends. The holders of the Series A Convertible Preferred Stock are entitled to receive, out of funds legally available therefor, dividends at the rate of 6.0% per year, cumulative, non-compounding, on the liquidation preference of $100 per share. The dividends on the Series A Convertible Preferred Stock are payable in preference and priority to any payment of any cash dividends on common stock.

Redemption. The Series A Convertible Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series A Convertible Preferred Stock on or after January 1, 2025 at a redemption price equal to $100 per share, plus any accumulated and unpaid dividends. At the request of a majority of the holders of the Series A Convertible Preferred Stock, we will offer to redeem all of the Series A Convertible Preferred Stock at a redemption price equal to $100 per share, plus any accumulated and unpaid dividends, at the option of the holders thereof, on or after January 1, 2024.

Conversion. Upon the election by the holders of a majority of the Series A Convertible Preferred Stock, each share of the Series A Convertible Preferred Stock is convertible into the number of shares of common stock as is determined by dividing (i) the sum of (a) $100 and (b) any accumulated and unpaid dividends on such share by (ii) an initial conversion price equal to $10 per share, subject to certain adjustment in certain circumstances to prevent dilution.

Anti-Dilution Rights. If we issue shares of common stock or securities convertible or exercisable for common stock, subject to certain exceptions, for consideration per share less than the applicable conversion price of the Series A Convertible Preferred Stock in effect immediately prior to such issuance, the conversion price of the Series A Convertible Preferred Stock will be reduced pursuant to a weighted average formula provided in the Series A Articles of Amendment.

Voting Rights. Except for approval of adverse changes to the terms of the Series A Convertible Preferred Stock, approval of sale of all or substantially all of our assets, and triggering redemption or conversion of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock have no voting rights except as required by law.

Series B Preferred Stock

In June and July 2021, we issued an aggregate of 3,188,533 shares of 7.625% Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”). Since the initial issuances and through May 9, 2024, we have issued 112,171 additional shares of Series B Preferred Stock pursuant to an “at-the-market” offering program. We may issue additional shares of Series B Preferred Stock in the future. The Amended and Restated Articles of Amendment Establishing the 7.625% Series B Cumulative Perpetual Preferred Stock (the “Series B Articles of Amendment”) established the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series B Preferred Stock. The following summary highlights selected information regarding the Series B Preferred Stock. It may not contain all of the information that may be important to you. The summary is qualified by reference to the Series B Articles of Amendment. To access a copy of the Series B Articles of Amendment, see “Where You Can Find More Information.”

Dividends. Holders of Series B Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.90625 per share each year, which is equivalent to 7.625% of the $25.00 liquidation preference per share.

Dividends on the Series B Preferred Stock accumulate and are payable quarterly in arrears on or about the 15th day of March, June, September, and December; provided that if any dividend payment date is not a business day, as defined in the Series B Articles of Amendment, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. We refer to each such date as a Dividend Payment Date.

Any dividend, including any dividend payable on the Series B Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series B Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series B Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●

the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, are payable in respect of any dividend payment or payments on the Series B Preferred Stock, which may be in arrears, and holders of the Series B Preferred Stock are not entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and (ii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any other stock that ranks on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series B Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series B Preferred Stock and all stock that ranks on parity with the Series B Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series B Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series B Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series B Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock, then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Stock are entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series B Preferred Stock rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series B Preferred Stock.

Optional Redemption. The Series B Preferred Stock is not redeemable prior to June 11, 2026, except under the circumstances described below. On or after June 11, 2026, the Series B Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series B Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

In the event we elect to redeem Series B Preferred Stock, notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice will notify the holder of the election to redeem the shares and will state at least the following:

●	the date fixed for redemption thereof, which we refer to as the Redemption Date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

●	the place(s) where holders may surrender certificates, if any, evidencing the Series B Preferred Stock for payment; and

●	that dividends on the shares of Series B Preferred Stock will cease to accumulate on the day prior to the Redemption Date.

On or after the Redemption Date, each holder of Series B Preferred Stock to be redeemed that holds a certificate other than through The Depository Trust Company book entry described below must present and surrender the certificates evidencing the shares of Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date (unless we default in payment of the redemption price):

●	all dividends on the shares designated for redemption in the notice will cease to accumulate;

●

all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and

●	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Special Optional Redemption. During any period of time (whether before or after June 11, 2026) that both (i) the Series B Preferred Stock are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (the “NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right described above), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption, no fewer than 30 days nor more than 60 days before the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of our Series B Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock to be redeemed;

●	the place(s) where holders may surrender certificates, if any, evidencing the Series B Preferred Stock for payment;

●

that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

●

that the holders will not be able to convert such shares of Series B Preferred Stock to which the notice relates in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the day prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

●

the acquisition by any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of Atlanticus entitling that person to exercise more than 50% of the total voting power of all shares of Atlanticus entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), provided that with respect to David G. Hanna, Frank J. Hanna, III, their respective spouses or entities controlled by them, their respective spouses or established for the benefit of them, their descendants, their spouses or charities, or Atlanticus’ employee benefit plans, references to 50% of the total voting power of all shares of Atlanticus entitled to vote generally in elections of directors shall be deemed references to 80%; and

●

immediately following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each record holder of Series B Preferred Stock will also specify the number of shares of Series B Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the shares of Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate on the Series B Preferred Stock and all other rights of the holders of those shares of Series B Preferred Stock will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares of Series B Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series B Preferred Stock.

Conversion Rights. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:

●

the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

●	1.29702 (i.e., the Share Cap), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holders of Series B Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of Series B Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●

that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert the Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series B Preferred Stock;

●	the name and address of the paying agent and the conversion agent;

●	the procedures that the holders of Series B Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; and

●	the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series B Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, evidencing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series B Preferred Stock held in global form, comply with the applicable procedures of The Depository Trust Company. The conversion notice must state:

●

the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our Board of Directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Preferred Stock; and

●	the number of shares of Series B Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable (in whole or in part), by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn shares of Series B Preferred Stock;

●	if certificated shares of Series B Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series B Preferred Stock; and

●	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “—Optional Redemption” and “—Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

The Series B Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights. Except as described below, holders of Series B Preferred Stock generally have no voting rights. In any matter in which the Series B Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote.

If dividends on the Series B Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series B Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series B Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

●

authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

●

amend, alter or repeal the provisions of our Articles of Incorporation or the Series B Articles of Amendment, including the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share of the Series B Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock:

●

any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series B Preferred Stock; or

●

the amendment, alteration or repeal or change of any provision of our Articles of Incorporation, including the Series B Articles of Amendment, as a result of a merger, consolidation, reorganization or other business combination, if the Series B Preferred Stock (or shares into which the Series B Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption. The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Listing. The Series B Preferred Stock is listed on Nasdaq under the symbol “ATLCP.”

Transfer Agent and Registrar. The transfer agent and registrar for our Series B Preferred Stock is Equiniti Trust Company, LLC.

Additional Authorized Preferred Stock

We may issue up to 6,299,296 shares of preferred stock from time to time, in one or more series, as authorized by our board of directors. Our board of directors is authorized to determine the terms for each series of preferred stock. The prospectus supplement relating to any preferred stock that we offer will include specific terms of the preferred stock and the offering, including, to the extent applicable, the following:

●	the offering price at which we will issue the preferred stock;

●	whether that series of preferred stock will be entitled to receive dividends;

●	the dividend rate (or method for determining the rate);

●	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

●	the liquidation preference of that series of preferred stock, if any;

●	the conversion or exchange provisions applicable to that series of preferred stock, if any;

●	the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

●	the voting rights of that series of preferred stock, if any; and

●	the terms of any other preferences, rights, qualifications, limitations or restrictions, if any, applicable to that series of preferred stock.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

When issued, the preferred stock will be fully paid and nonassessable. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests. For more information, see “Certain Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and Georgia Law.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with common stock, preferred stock, depositary shares, debt securities or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. The prospectus supplement relating to any warrants that we offer will include specific terms of the warrants, any warrant agreement and the offering, including, to the extent applicable, the following:

●	the offering price and aggregate number of warrants offered;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●

the number of shares of common stock, preferred stock or depositary shares or the amount of debt securities or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, warrants, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The prospectus supplement relating to any purchase contracts that we offer will include specific terms of the purchase contracts and the offering, including, to the extent applicable, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences, and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares, and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplement relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, to the extent practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We also will pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock, and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts, or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Atlanticus Holdings Corporation, a Georgia corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.

The debt securities will be issued under the indenture, dated as of November 22, 2021, as supplemented (the “indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “trustee”). We have summarized select portions of the indenture below. This summary may not contain all of the information that is important to you. The indenture has been filed as an exhibit to the registration statement. To access a copy of the indenture, see “Where You Can Find More Information.” Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, in an officer’s certificate or by a supplemental indenture.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including, without limitation, the following, as applicable:

●	the title and type of the debt securities;

●	the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●

the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

●

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●	a discussion of certain U.S. federal income tax considerations; and

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate.

Certain Terms of the Debt Securities

Covenants. We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

●	we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the indenture for any series of debt securities:

●	failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

●

failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

●

default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series (other than a covenant breach which is specifically dealt with elsewhere in the indenture) and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

●

certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

●	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

●	the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

●	we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

●

all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indenture.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●

We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●

We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●

We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

●	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

●

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

●

to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the debt securities of any series;

●	to establish the form or forms or terms of the debt securities as permitted by the indenture;

●

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

●	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any debt securities of such series;

●	reduces the principal amount of any debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any debt securities of such series;

●	reduces the amount payable upon the redemption of any debt securities of such series;

●	changes the currency of payment of principal of or interest on any debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives a default in the payment of principal of or interest on the debt securities;

●

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

●

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

●

reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, and Directors. The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee. The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee or its affiliates in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, warrants, depositary shares, or debt securities to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms of the rights and the offering, including, to the extent applicable, the following:

●	the date of determining the security holders entitled to the rights distribution;

●

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or the amount of warrants or debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering; and

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the number of shares of common stock, preferred stock or depositary shares or amount of warrants or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, warrants, purchase contracts, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The prospectus supplement relating to any units that we offer will include specific terms of the units and the offering, including, to the extent applicable, the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant, purchase contract, depositary share or debt securities included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

AND GEORGIA LAW

The following is a summary of certain anti-takeover provisions of our Articles of Incorporation and Bylaws and Georgia law. These provisions could make the acquisition of our company more difficult by means of a tender or exchange offer, a proxy contest or otherwise. The following summary may not contain all of the information that may be important to you. This summary is qualified by reference to Georgia law, including the GBCC, and our Articles of Incorporation and Bylaws. To access copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.”

Special Meetings of Shareholders

Special meetings of shareholders may be called by shareholders only upon the written demand of holders of at least 25% of our outstanding capital stock.

Advance Notice of Director Nominations and Shareholder Proposals

Our Bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal that a shareholder wishes to make at an annual meeting of shareholders. Generally, a shareholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices no earlier than 120 days and no later than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event that an annual meeting of shareholders is called for a date that is not within 60 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, the written notice must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.

Blank Check Preferred Stock

As discussed above, our board of directors is authorized pursuant to our Articles of Incorporation to establish one or more additional series of preferred stock without shareholder approval. We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities may be listed or traded.

Anti-Takeover Provisions of the GBCC

The GBCC restricts certain business combinations with “interested shareholders” and contains fair price requirements applicable to certain mergers with “interested shareholders” that are summarized below. The restrictions imposed by these statutes do not apply to a corporation unless it elects to be governed by these statutes. Although we have not elected to be covered by such restrictions, we may do so in the future.

The Georgia business combination statute (the “Business Combination Statute”) regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an “interested shareholder” of the corporation, unless either (i) the transaction resulting in such acquiror becoming an “interested shareholder” or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an “interested shareholder,” or (ii) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an “interested shareholder.” For purposes of the Business Combination Statute, an “interested shareholder” generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The Business Combination Statute prohibits business combinations with an unapproved “interested shareholder” for a period of five years after the date on which such person became an “interested shareholder.” The Business Combination Statute is broad in its scope and is designed to inhibit unfriendly acquisitions.

The Georgia fair price statute (the “Fair Price Statute”) prohibits certain business combinations between a Georgia business corporation and an “interested shareholder” unless (i) certain “fair price” criteria are satisfied, (ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder,” or (iv) the “interested shareholder” has been such for at least three years and has not increased this ownership position in such three-year period by more than 1% in any twelve-month period. The Fair Price Statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or (v) through a combination of any of these methods. In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information:

●	the type and amount of securities we are offering;

●	the terms of the offering;

●	any securities exchanges on which the securities may be listed;

●	the names of any underwriters, agents or dealers;

●	the name or names of any managing underwriter or underwriters;

●	the method of distribution of the securities we are offering;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we or an underwriter will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Troutman Pepper Hamilton Sanders LLP, 600 Peachtree Street, N.E., Suite 3000, Atlanta, Georgia 30308-2216. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Atlanticus Holdings Corporation as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any document may not include all of the information that is important to you and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that are filed electronically with the SEC. These documents are also available, free of charge, on our Internet website, www.atlanticus.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus, or in any document incorporated by reference in this prospectus regarding the contents of any document, are qualified in their entirety by reference to that document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this prospectus documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed on March 4, 2024);

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A (as filed on April 15, 2024);

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (as filed on May 10, 2024);

●	Our Current Reports on Form 8-K filed on January 2, 2024; January 24, 2024 (only Item 8.01); January 30, 2024; February 2, 2024; February 14, 2024 and April 5, 2024; and

●

The description of our common stock included in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed on March 4, 2024), including any amendment or report filed for the purpose of updating such description.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement and prior to the termination of the offering of the securities to which this prospectus relates. These documents include reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Atlanticus Holdings Corporation

Attn: Secretary

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Telephone: (770) 828-2000

ATLANTICUS HOLDINGS CORPORATION

Up to $100,000,000

7.625% Series B Cumulative Perpetual Preferred Stock

(Liquidation Preference of $25.00 Per Share)

9.25% Senior Notes due 2029

B. Riley Securities

August 26, 2024